Exhibit 99.1

Exhibit 99.1
CHARTER COMMUNICATIONS, INC. 400 ATLANTIC STREET
STAMFORD, CT 06901
Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
NAME
THE COMPANY NAME INC.—COMMON THE COMPANY NAME INC.—CLASS A THE COMPANY NAME INC.—CLASS B THE COMPANY NAME INC.—CLASS C THE COMPANY NAME INC.—CLASS D THE COMPANY NAME INC.—CLASS E THE COMPANY NAME INC.—CLASS F THE COMPANY NAME INC.—401 K
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
CONTROL #
SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you
vote FOR proposals 1 and 2: For Against Abstain
1 To approve the issuance of common stock of CCH I, LLC, after its conversion to a corporation, to shareholders of GreatLand
Connections in connection with the Agreement and Plan of Merger to be entered into by and among GreatLand Connections,
Charter Communications, Inc. (“Charter”), CCH I, LLC, Charter Merger Sub, GreatLand Connections Merger Sub and Comcast
Corporation (“Comcast”) and the Transactions Agreement dated April 25, 2014, by and between Comcast and Charter (the “Share
Issuance”)
2 To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Share Issuance.
NOTE: To vote on any other matters properly brought before the stockholders at the meeting.
For address change/comments, mark here.
(see reverse for instructions) Yes No
Please indicate if you plan to attend this meeting
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
SHARES
CUSIP #
JOB # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date
0000226138_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The 2015 Notice and Proxy Statement is/are available at www.proxyvote.com .
CHARTER COMMUNICATIONS, INC.
Special Meeting of Stockholders
TBD X:XX AM
This proxy is solicited by the Board of Directors
The stockholders hereby appoint Thomas M. Rutledge, Richard R. Dykhouse and Thomas E. Proost or any of
them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of
Charter Communications, Inc. that the stockholders are entitled to vote at the Special Meeting of Stockholders to be held at X:XX AM, EST on TBD, at the offices of Charter Communications, Inc., at 400 Atlantic Street,
Stamord, CT 06901, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
R1.0.0.51160 Address change/comments:

2

0000226138 (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side